Exhibit 10.1

OATMAN GOLD

PROJECT ACQUISITION AGREEMENT

AMONG

RENAISSANCE BIOENERGY INC., as Purchaser

ANACONDA EXPLORATION, LLC, as Seller

AND

THE OTHER SELLERS IDENTIFIED IN EXHIBIT B

Dated as of November 18, 2010

OATMAN GOLD
PROJECT ACQUISITION AGREEMENT

     This OATMAN GOLD PROJECT ACQUISITION AGREEMENT (this "Agreement"),  dated as of November 18, 2010 is made by and among  RENAISSANCE BIOENERGY INC., a Nevada corporation with an address of 36101 Bob Hope Dr., Suite E5-238, Rancho Mirage, CA 92770 U.S.A. (“Company"), Anaconda Exploration, LLC,  an Arizona  limited  liability company with  an address of 9212 Empire Rock  Street.,  Las Vegas,  NV 89143 U.S.A. ("Anaconda") (Anaconda and the other Claimholders identified as such in Exhibit B being hereinafter referred to as “Claimholder”), and the other Sellers identified in Exhibit B hereto (Claimholder and such other Sellers being hereinafter referred to collectively as the “Sellers”).

1. Summary of Transaction.

In consideration of the respective ownership interests in the Company through issuance of 25,000,000 (Twenty five million) restricted shares of the Company’s Common Stock referred to herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  Claimholder hereby sells to the Company all of its right, title and interest in, to and under the  unpatented lode and placer mining claims known as the Oatman Gold Project  and  more particularly  described  in Exhibit A hereto upon the terms and conditions set forth in this Agreement. Sellers collectively hold a ¼ undivided interest in the 22 unpatented placer claims included in the Oatman Gold Project and designated as unpatented placer claims in Exhibit A, and such interest is hereinafter referred to as the “Property”.

 2.              Title to the Property.

     A.    Claimholder hereby represents and warrants to Company as follows:

    (i)   Claimholder owns or is able to convey the undivided interest held by it in and to each of the unpatented mining claims included in the Property as of the date hereof;

    (ii)   To the best of the knowledge,  information  and belief of Claimholder, all such claims have been validly located and maintained in accordance with all applicable laws and regulations;

    (iii)   All such  claims  are  free and  clear  of all  liens,  claims,  and encumbrances  whatsoever,  subject only to the paramount  interest of the United States of America and / or the State of
        Arizona; all taxes, if any, which may be or which may become a lien upon the Property,  as of the date hereof,  have been paid;

    (iv)   The  Property  is not in any  manner  encumbered  as a  result  of any conduct or activity of Claimholder;

    (v)   Having  secured  the  approval  of its members  to the terms and conditions of this  Agreement,  Claimholder  has full and complete  authority to execute this Agreement and to grant the rights herein conferred on Company; and

    (vi)   Claimholder has no knowledge that any of the mining claims comprising the Property are invalid, or that, except for any unpatented ground lying within the Project Area, there are other senior mining claims in conflict with any of such claims.

    (vii)   There are no outstanding options, rights of first offer or rights of first refusal to purchase, right to acquire or lease the Project Area, or any portion thereof or interest therein, except in favor of Seller.

    (viii)   There are no Proceedings (including condemnation or eminent domain proceedings) pending or threatened against all or any part of the Project Area.

    (ix)   There are no unrecorded contracts, leases, easements or other agreements, rights or claims of third parties affecting the use, title, occupancy or development of the Project Area.

3.              Payments by the Company.

Following transfer of title to the Property under Section 7, Company shall pay to Claimholder (i) the Claimholder's net profits interest (NPI) under Section 8A and (ii) the Claimholder's net smelter return (NSR) royalty under Section 8B. Company's obligation to make payment under Section 8A and Section 8B shall cease to  accrue  on the  first  to occur  of (i)  completion  by  Company  of  mining operations,  residual leaching and reclamation in the Project Area or (ii) other decision  of  Company  to  terminate  operations  in the  Project  Area and,  if Claimholder so desires, to re-convey the property to Claimholder once reclamation and other environmental obligations have been satisfied, although this provision shall not relieve Company from its  obligation  to make  payments  that accrued prior to such occurrence.

    A.    All payments shall be paid in US dollars in immediately available funds.

    B.   Company hereby represents and warrants to Claimholder that it believes that it will have adequate financial resources to make the payments required under this Section 3, as well as the Work Expenditures required under Section 4.

    C.   Company will promptly issue to each Seller the number of shares of the Company’s Common Stock set forth in Exhibit B. The shares shall be validly issued, fully paid and nonassessable.

4.    Work Expenditures.

Until the earlier of (a) termination by Company of this Agreement under Section 6 or (b) transfer of title to the Company under Section 7, Company shall make the work expenditures on or for the benefit of the Oatman Gold Project in the following amounts:

    A.    The sum of US$100,000 (One hundred thousand dollars) on or before November 30, 2011.

    B.   The sum of US$100,000 (One hundred thousand dollars) on or before November 30 of each year thereafter.

Any excess of Work Expenditures in any year shall be carried forward to the succeeding year. If Work Expenditures in any year are deficient and Company desires to maintain this Agreement in effect, Company shall pay Claimholder in immediately available funds a sum equal to the deficiency in lieu of the Work Expenditure shortfall.  For purposes  of this  Agreement,  "Work  Expenditures"  is defined as sums spent or incurred by Company  directly on the Property for exploration and development of the Property, including drilling,  geochemical sampling,  geophysical or seismic survey,  assaying,  and ore reserve  calculation;  metallurgical and engineering analyses;  environmental  and permitting  analyses and  activities;  feasibility studies; and financing investigations;  plus 5% of such direct costs in lieu of headquarters overhead and general and administrative expenditures.

5.              Rights and Obligations During Term.

The parties shall have the following rights and obligations prior to termination of this Agreement:

    A.   Access to Property and Provision of Data.

Company shall have full access to the Property to conduct such investigations and examinations as Company may deem desirable and to all information and data in Claimholder's possession and control pertaining to the Property necessary or desirable to enable Company to fully evaluate the Property and its commercial feasibility.  Claimholder agrees to cooperate fully with Company in its investigation.

    B.   Activities by Company.

Company shall have exclusive  possession of the Property,  subject to the  paramount  rights of the  United  States and / or the State of Arizona  with  respect to  unpatented  mining  claims  included  in the Property,  and shall  have the  exclusive  right to  conduct  such  exploration, evaluation, and development activities on the Property (including bulk sampling) as Company  may  desire.  Claimholder shall provide at Company's expense all reasonable assistance to Company for the obtaining of any permits, licenses, and third party consents needed for such work.  Company shall also have the right to contact the pertinent federal, state, and local permitting agencies, and to negotiate with such agencies.

    C.   Maintenance of Property.

Company shall maintain in good standing all unpatented mining claims that comprise the Property.  Company shall, as required by the Federal  Government  with respect to unpatented  mining claims on federal lands,  perform required  assessment work or timely pay all claim maintenance or rental fees and all required  property taxes,  and shall timely make all filings and recordings in the appropriate  governmental  offices  required in connection with such payments. In the event Claimholder makes any such payment (although it shall have no obligation to do so), Company shall promptly reimburse Claimholder for payment of such holding costs upon receipt by Company of evidence of such payment.  Company  shall have the right to amend or  relocate  in the name(s) of Claimholder  any unpatented  mining claims  included in the Property,  to locate different  types of claims on ground covered by existing  claims,  and to locate any fractions.

    D.   Sharing of Data.

During each year,  Company will share with Claimholder all information  (including  interpretive and  non-interpretive data, subject to typical disclaimers regarding  interpretive data and statements that  Claimholder  may not rely upon the same) obtained  from the  exploration, evaluation,  and development  activities  pertaining to the Property,  including providing a copy of any geological and other principal  reports  relating to the Property, and will report to Claimholder in writing at least quarterly regarding the progress of the exploration and evaluation work and Work  Expenditures  made during the period.

    E.   Claimholder Access to Property.

Claimholder  may have  access to the Property at its sole risk on reasonable notice, and shall be entitled to conduct tours  of  the  Property  for  investor  relations  and  financing   activities. Claimholder's exercise of its access rights shall not interfere in any way with Company's operations on the Property, which shall take precedence in the event of any conflict.

    F.   Conduct of Operations by Company at the Property.

All  of  the exploration,  development,  mining,  milling  and  related  work  and any  other activities  which may be  performed  by  Company  or its  agents or  contractors hereunder  shall be performed in accordance with all of the terms and conditions of this Agreement and good mining practices,  but the timing, nature, manner and extent of any  exploration,  development  or any other  operations or activities hereunder  shall be in the sole  discretion  of  Company,  and there shall be no implied covenant to begin or continue any such operations or activities.

    G.   Indemnity.

Except for damages  sustained by  Claimholder  while on the Property  pursuant  to  Section  5F,  Company  agrees  to  indemnify  and  hold Claimholder  and its  affiliates,  and their  respective,  officers,  directors, employees,  agents,  members,  partners and agents harmless from and against any loss, liability,  cost, expense or damage (including reasonable attorney's fees) that may be incurred for injury to or death of persons or damage to property, or otherwise, as a result of Company or its agents or  contractors conducting any operations on or in connection with the Property.

    H.   Insurance.

Company agrees to carry such insurance,  covering all persons working  at or on the  Property  for  Company,  as will  fully  comply  with the requirements  of the  statutes  of the State of Arizona  pertaining  to worker's compensation and occupational disease and disabilities as are now in force or as may be  hereafter  amended or  enacted.  In addition, Company agrees to carry liability insurance with respect to its operations at the Property in reasonable amounts in accordance with accepted industry practices.  Company agrees that Claimholder  shall be named as an additional  insured on all such policies,  and agrees to forward to Claimholder  certificates  of such  insurance  policies not later than 10 days prior to the date that Company  commences any such activities on the  Property.  Company shall have no right to commence any such activities until such certificates are delivered to Claimholder.

    I.   Compliance with Laws.

Company agrees to conduct and perform all of its operations at the Property  during the term of this Agreement in compliance with all valid and applicable  federal,  state and local laws, rules and regulations, including  without   limitation  laws,  rules  and  regulations  pertaining  to environmental protection, human health and safety, social security, unemployment compensation,  wages and hours  and  conditions  of  labor,  and  Company  shall indemnify and hold  Claimholder  harmless from and against any loss,  liability, cost, expense or damage (including  reasonable  attorney's fees) arising from or related to Company's failure to comply with said laws.

    J.    Taxes.

During the term of this Agreement, Company shall be responsible for payment of all taxes levied or assessed upon or against the Property, as well as any facilities or improvements located thereon.

    K.   Liens and Encumbrances.

Company shall keep title to the Property free and clear of all liens and encumbrances resulting from its operations hereunder; provided, however, that Company may refuse to pay any claim asserted against it, which it disputes in good faith.  At its sole cost and  expense,  Company  shall contest any suit, demand or action commenced to enforce such a claim and, if the suit,  demand or action is decided by a court or other authority of ultimate and final jurisdiction  against Company or the Property,  Company shall promptly pay the  judgment  and shall post any bond and take all other  action  necessary  to prevent any sale or loss of the  Property  or any part  thereof.  Company shall permit Claimholder to post Notices of Non-Responsibility at the collars of any shafts and in other locations required under Arizona law in order to prevent certain liens from attaching to the Property, and Company shall take all actions reasonably necessary to keep such notices posted in these locations.

    L.   Reclamation and Remediation.

Company shall reclaim the Property, to the extent  disturbed by Company  during the term of this  Agreement,  in accordance with and as  required by  applicable  federal,  state and local laws,  rules and regulations.

6.              Right to Terminate.

    A.    Termination.

    (1)   By the Company.

Company may terminate this Agreement at any time at its sole  option by giving  Claimholder 30 days'  prior  written  notice, upon which all rights and obligations of the parties under this Agreement shall cease, except for any limitation of liability, indemnification, and confidentiality provisions  set  forth  herein;  provided, however, that (i) if Company terminates this Agreement after April 1 of any year, Company agrees to pay governmental fees and make all governmental  filings necessary to maintain the unpatented  mining claims for the assessment year commencing on September 1 next following such notice of termination and (ii) if Company terminates this Agreement on or before April 30 of any year,  Company  shall remain obligated to comply with Section 4 for the contract year ended June 30 of such year.

    (2)  By Claimholder.

In the event that (i) Company shall fail to pay any of its  monetary  obligations  under this  Agreement when due and  shall not pay same  within  14 days  following notice  thereof by Claimholder or (ii) Company shall fail to perform  any  of  its  nonmonetary  obligations  under  this Agreement  and  shall  not cure its  failure  within 30 days following notice  thereof by  Claimholder (in each case an "uncured default"), Claimholder may terminate this Agreement upon  three  days  written  notice to  Company.  Termination pursuant to this Section 6.A. (2) shall not excuse Company from any of its obligations, which accrued prior to the date of termination, and Claimholder shall retain all of its rights in law or in equity with respect thereto.

    B.    Return of Data.

As soon as practicable upon the termination of this Agreement, Company shall return to Claimholder copies of all title, environmental, metallurgical,  geological,  geophysical, milling and other data concerning the Property and furnished by  Claimholder or previous  owners of the Property or their agents or consultants to Company.  At such time, Company shall also make available to Claimholder  for examination and copying all survey maps, drill hole logs,  sample  locations and assays developed by Company with respect to the  Property  during  the term of this  Agreement  and not  previously  made available to Claimholder and shall transfer  custody to Claimholder of all drill cores.

    C.    Release.

Upon termination of this Agreement, Company will promptly execute and deliver to Claimholder appropriate documents of conveyance releasing and conveying its interest in the Property to Claimholder as their respective interests appear.

    D.    Surrender of Possession and Removal of Equipment.

Upon  termination of this Agreement,  Company shall surrender possession of the Property,  subject to the condition  that Company shall have the right at any time within one year (or such longer period as Company can  demonstrate  is reasonably  necessary)  after such surrender or termination of this Agreement to (i) complete any  reclamation obligations  required of Company under this Agreement or by governmental  law or regulation  and (ii) remove all of its tools,  equipment,  machinery,  supplies, fixtures,  buildings,  structures and other  property  erected or placed on such property  by Company,  excepting  only  timber,  chutes and ladders in place for underground  entry and support.  Title to such  property not removed  within the time period set forth above  shall,  at the  election  of  Claimholder,  pass to Claimholder.  Alternatively, at the end of the time period set forth above, Claimholder may remove any such property from the Property and dispose of same in a commercially reasonable manner, all at the expense of Company.

7.    Transfer of Title.

Title to the unpatented mining claims included in the Property shall be transferred to the Company only upon completion of each and every one of the following conditions: (a) the completion of a "positive"  feasibility  study for the  Property,  (b) the making of an  affirmative  production  decision  for the Property by Company's and any parent  corporation's  Boards of Directors and (c) presentation to Claimholder of evidence satisfactory to Claimholder that Company has  obtained  the  financing  necessary  to develop and  operate the  Property.  Unless there is an uncured default by the Company that is continuing, Claimholder   shall  deliver  to  Company, within 5 (five) business days of the notice of satisfaction of the conditions set forth in the previous sentence,  a  special   warranty  deed  in  form satisfactory to Company  transferring  title to a 100% interest in the Property, and reserving to Claimholder the net profits interest ("NPI") in production from the Property and the net smelter returns royalty  ("NSR"),  each as set forth in Section 8 below.  Company shall promptly record said deed with the Mohave County Recorder and with the Arizona State Office of the Bureau of Land Management.  It is acknowledged and agreed that it is presently the position of the U.S. Bureau of Land Management (BLM) that 160 acre unpatented placer mining claims must, prior to “discovery” (as that term is defined under the Mining Act of 1872 and subsequent case law), be owned by at least 8 persons.  There are presently 8 owners of the 22 unpatented placer claims included in the Oatman Gold Project.  Accordingly, the parties anticipate that title will be transferred under this Section 7 to 8 persons designated by the Company if at the time of transfer if this is still the position of the BLM at the time of transfer.

8.    Claimholder NPI and NSR Royalty.

    A.   Claimholder NPI.

Claimholder reserves a 5% (Five percent) net profits interest (“NPI”) in the Property.  For purposes of Claimholder's and Company's  respective NPI, "Net Profits" shall be calculated pursuant to generally accepted accounting  principles in the United States of America, provided, however, that the calculation of net profits shall not include any  benefit or loss from price  hedging and price  protection arrangements  conducted by or on behalf of Company and, provided,  further, that Company shall be entitled to deduct from revenues only the following percentages of total  operating  costs in lieu of headquarters  overhead  and  headquarters general  and  administrative  expenses:  3% during the  development/construction stage of operations and 1% during the mining and processing  stage of operations and,  provided,  further,  that no  deduction  shall  be made for  depletion  or depreciation.   Claimholder's  NPI  shall  be  a  fully  carried  interest,  and Claimholder  shall not be required to fund any expenses relating to the Property or its exploration , development, production or reclamation.

    B.   Net Smelter Returns Royalty.

In  addition  to  Claimholder's  NPI, Claimholder  hereby  reserves a net smelter  returns  royalty ("NSR  Royalty") for all commodities  produced from the Property.  For purposes of this Agreement, the "net smelter return" is defined as the amount of money which the smelter or refinery, as the case may be, pays the Company for the commodity based on the then current spot price of gold, with deductions for costs associated with further processing but without deductions for taxes, calculated on an FOB mine site basis.  The NSR Royalty shall be payable based on the following sliding scale, based on the spot price of gold at the time of production:

Over $2,400 per ounce                                                                                                        8.0%
Over $2,100 but under $2,400 per ounce                                                                                               7.0%
Over $1,800 but under $2,100 per ounce                                                                                               6.0%
Over $1,500 but under $1,800 per ounce                                                                                               5.0%
Over $1,200 but under $1,500 per ounce                                                                                               4.0%
Over $900 but under $1,200 per ounce                                                                                               3.0%
Over $600 but under $900 per ounce                                                                                                     2.0%
Under $600 per ounce                                                                                                      1.0%

    C.   Payable in Kind; Payable Quarterly.

Claimholder may elect to receive in kind its NPI or its NSR Royalty (as described below).  Both royalties shall be payable quarterly.

9.              "Project Area" / Area of Interest.

If either party or if any affiliate of a  party,  or any  officer,  director,  employee,  partner,  member  or agent thereof,  now  has or  hereafter  acquires  any  property  interest  within  the boundaries of Twp 18N Range 20W or Twp 19N Range 20W,  GSRBM,  Arizona,  or within one mile of the perimeter of such  boundaries  (the  "Project Area"), such party shall give prompt notice to the other party and such property interests  shall,  at the option of the other  party,  exercised  within 45 days after notice of such acquisition  by the  acquiring  party,  become part of the Property and become subject to this  Agreement (the  "Additional  Property”).

10.    Cross - Indemnity.

Each party ("Indemnifying Party") agrees to defend, indemnify  and hold  harmless  the  other  party,  its  successors,  affiliates, assigns,  officers,  directors  and  employees,  members,  partners  and  agents ("Indemnitees")  from and  against any and all claims,  actions  suits,  losses, liabilities,  damages, assessments,  judgments,  costs and expenses,  including reasonable  attorney's  fees,  arising out of or pertaining to (i) any breach by the indemnifying party of any representation,  warranty or obligation under this Agreement  or (ii) any  activities  conducted by the  Indemnifying  Party or its agents on the Property.

11.    Assignment.

Neither party may assign its rights and obligations under this  Agreement  without the prior  written  consent of the other  party,  which consent shall not be unreasonably withheld,  provided, however, that Claimholder may assign its interest at any time after December 31, 2010 to a third party  without the consent of Company if such third party agrees to assume all of Claimholder's obligations  under this Agreement,  and provided further that Company may assign its  interest to an  affiliated  company or a  successor  without the consent of Claimholder,  provided  that the  assignee  agrees  to assume  all of  Company's obligations  under this Agreement and has a tangible net worth no less than that of Company prior to the assignment.

12.    Governing Law.  Consent to Jurisdiction.

This Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts of laws principles.  Each party consents to the exclusive jurisdiction and venue of the federal and state courts sitting in Mohave County, Arizona, U.S.A. over any dispute, claim, lawsuit or proceeding arising from or pertaining to this Agreement, and waives any argument that such courts are an "inconvenient forum."

13.    Affiliated Companies.

Each party shall take such actions as may be necessary to cause its affiliates to comply with the obligations contemplated herein.  "Affiliate" of a party means any person, partnership, joint venture, corporation, or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, the party.

14.    Notices.

All notices required or permitted to be given hereunder shall be in  writing  and shall be  delivered  to the  parties by  personal  delivery, registered  or  certified  mail,  facsimile  transmission,  or express  delivery service  at the  addresses  set forth  below,  or to such  other  address as the parties may later designate by like notice to each other:

Company:

RENAISSANCE BIOENERGY INC.
36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, CA 92270 U.S.A.

Anaconda:

Anaconda Exploration, LLC
9212 Empire Rock Street
Las Vegas, NV 89143 U.S.A.

The Other Sellers

As set forth on Exhibit B

All notices required or permitted to be given hereunder shall be deemed to have been given on the date of actual receipt.

15.    Dollars.

  All dollar ($) amounts used in this Agreement or any Exhibit or Schedule hereto are U.S. $ Dollars.

16.    Other Business Opportunities.

This Agreement is, and the rights of the parties are strictly limited to the matters set forth herein.  Subject to the provisions of Section 9 relating to Additional Property in the Project Area, the parties shall have the free and unrestricted  right to  independently  engage in and  receive  the full  benefits  of any and all  business  ventures of any sort whatever,  whether or not  competitive  with the  matters  contemplated  hereby, without  consulting  the other or inviting or allowing the other to  participate therein.

17.    Confidentiality.

Except as set forth in Section 20, the parties hereto agree to treat all data, reports,  records and other information developed under this  Agreement and applicable to the Property as  confidential,  and unless any party is required by any law, rule,  regulation or order to disclose any of such information,  it shall not be disclosed  to any person  other than  consultants, contractors or potential  investors or assignees,  without the written agreement of both parties, which will not unreasonably be withheld.

18.    Memorandum for Recording.

Promptly following execution and delivery of this Agreement, the parties shall execute for recording purposes a Memorandum of Conditional Sale Contract, setting forth the basic terms and conditions of this Agreement as necessitated or permitted by Arizona law. Company shall promptly record this Memorandum with the La Paz County Recorder.

19.    Public Announcements.

Disclosure  of  information  relating  to this Agreement or the Property  may be made by either  party if such  information  is required to be disclosed to any federal,  state,  provincial or local government or  appropriate  agencies  and departments  thereof or if such  information  is required by law,  stock exchange rule or  regulation to be publicly  announced. Otherwise, public announcements  or  reports  by either  party of  information relating to this  Agreement or the  Property  shall be made only on the basis of agreed texts upon the prior  written  consent of the other party,  which consent shall not unreasonably be withheld.  Each of Claimholder and Company accordingly agrees that it will, not less than forty-eight hours in advance of making public any information referred to in the preceding sentence, give the other party written notice of the text of the proposed report and provide the non-disclosing party with the opportunity to object to the form and content thereof before the same is issued. The non-disclosing party shall respond within forty-eight hours of receipt of such notice, or its silence will constitute a waiver of objection to the terms of the proposed text.

20.    Waiver; Amendment.

Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but such waiver must be in writing and signed by the party granting the waiver.  No such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition thereof.  Any of the terms or provisions of this Agreement may be amended or modified at any time, but only in a writing signed by each of the parties hereto.

21.    Severability.

  In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

22.    Attorney's Fees.

In the event of any controversy, claim or dispute between the parties hereto, arising out of or pertaining to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney's fees and costs.

23.    Further Assurances.

At the request of either party, the parties shall execute  and deliver any further  instruments,  agreements,  documents  or other papers  reasonably  requested  by either  party to effect the  purposes  of this Agreement and the transactions contemplated hereby.

24.    Counterparts.

  This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

25.    No Brokers or Finders.

Each party represents and warrants to the other party that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it in such manner as not to give rise to any valid claim against either party, or any third party, for a brokerage commission, finder’s fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS  WHEREOF,  the parties  hereto,  through  their duly  authorized representative,  have  executed and delivered  this  Agreement as of the day and year first above written.

RENAISSANCE BIOENERGY, INC.
A Nevada corporation

By:       SCOTT PUMMELL
Name:  Scott Pummell
Title:     President

ANACONDA EXPLORATION, LLC
An Arizona limited Liability Company

By:      BARBARA BAUMAN
    Barbara Bauman
          Authorized Agent

BIG JOHN GOLD MINES, LLC
An Arizona limited Liability Company

By:      BARBARA BAUMAN
    Barbara Bauman
          Authorized Agent

Exhibit A
Oatman Project
San Francisco Mining District
Mohave County, Arizona

Central Claim Block

Patented Claims:
Mineral rights only: The Lexington, Boston, Alice, Happy New Year, Only Chance and Big Johnnie Lode Mining Claims, in the San Francisco Mining District, being shown on Mineral Survey No. 2775, on file in the Bureau of Land Management, as granted by Patent recorded in Book 22 of Deeds, Page 332, records of Mohave County, Arizona.

Mineral rights only: The Bunker Hill Lode Mining Claim, in the San Francisco Mining District, being shown on Mineral Survey No. 3190, on file in the Bureau of Land Management, as granted by Patent recorded in Book 25 of Deeds, Page 557, records of Mohave County, Arizona.

Unpatented Claims:
Name                   AMC#                 Recording Info. Date Located     Acreage
Big John Lode       * AMC357922   Bk4480 Pg821                           T19N R20W Secs 22,23      3/15/2003 20
BJ#1                   ** AMC357923   Bk4480 Pg823                           T19N R20W Secs22,23,24  3/15/2003 156.6
BJ#2                   ** AMC357924   Bk4480 Pg826                           T19N R20W  Sec26             3/15/2003 157.5
BJ#3                   ** AMC357925   Bk4480 Pg829                           T19N R20W Sec 26             3/15/2003 160
Big John #4         ** AMC360061   Bk4813 Pg703                           T19N R20W Sec 25             12/7/2003 120
Argo Lode            * AMC360022   Bk4807 Pg100                           T19N R20W Sec 24             12/7/2003 20
Big John #5         ** AMC360062   Bk4813 Pg706                           T19N R20W Sec 24             12/7/2003 150
Big John #6         ** AMC360063   Bk4813 Pg709                           T19N R20W Sec 25             12/7/2003 160

Southern Claim Block

Unpatented Claims:
Armil Lode           * AMC360428     Bk4836 Pg672                          T18N R20W Secs4,9            1/4/200420
GQ#1                 **AMC357926     Bk4480 Pg832                           T18N R20W Secs 9, 10        3/15/2003 140
GQ#2                 **AMC360429     Bk4826 Pg672                           T18N R20W Secs4,9            12/25/2003 160
GQ#3                 **AMC360430     Bk4826 Pg158                           T18N R20W Secs10,15        12/25/2003 155
GQ#4                 **AMC360431     Bk4836 Pg674                           T18N R20W Secs 4,5           1/4/2004160
GQ#5                 **AMC361420     Bk4926 Pg309                           T18N R20W Sec 4                3/6/2004155
                                                                                                           T19N R20W Secs 32, 33
GQ#6                 **AMC361421     Bk4926 Pg312                           T18N R20W Sec 4                3/6/2004160
                                                                  T19N R20W Sec 33
GQ#7                 **AMC361422     Bk4926 Pg315                           T18N R20W Secs3, 4           3/6/2004160
                                                                           T19N R20W Secs 33, 34
GQ#8                 **AMC361423     Bk4926 Pg318                           T18N R20W Sec 3                3/6/2004159.37
                                                                  T19N R20W Sec 34
GQ#9                 **AMC361424     Bk4926 Pg321                           T18N R20W Sec 2                3/6/2004 155
                                                                     T19N R20W Sec 35
GQ#10               **AMC361514      Bk4926 Pg 324                         T18N R20W Sec 4                3/6/2004160
GQ#11               **AMC361515      Bk4926 Pg327                          T18N R20W Sec 3,  4           3/6/2004 160
GQ#12               **AMC361516      Bk4926 Pg330                          T18N R20W Secs 2,3           3/6/2004160
GQ#13               **AMC361517      Bk4926 Pg333                          T18N R20W Secs 2,3           3/6/2004160
GQ#14               **AMC361518      Bk4926 Pg336                          T18N R20W Secs 3,4           3/6/2004160
GQ#15               **AMC361076      Bk4926 Pg339                          T18N R20W Secs3,4,9,10    3/6/2004159
GQ#16               **AMC361077      Bk4926 Pg342                          T18N R20W Sec 10              3/6/2004 160
Lazy Boy              *AMC362675      Bk5201 Pg555                          T18N R20W Sec 2                 9/3/200420
                                                                             T19N R20W Secs 34, 35
Peerless               *AMC362682       Bk5201 Pg557                          T19N R20W Sec34                9/3/200420
Paragon               *AMC362681       Bk5201 Pg559                          T18N R20W Sec 3                 9/3/200420
United Oatman    *AMC362683       Bk5201 Pg561                           T18N R20W Sec 4                 9/3/2004 20
                                                                     T19N R20W Sec 33
Oatman Southern *AMC362680      Bk5201 Pg563                           T18N R20W Sec 5                 9/3/2004 20
Nellie May 1       *AMC362676       Bk5201 Pg565                           T18N R20W Sec 5                 9/3/2004 20
Nellie May 14     *AMC362677       Bk5201 Pg567                           T18N R20W Sec 4                 9/3/2004 20
Nellie May 20     *AMC362678       Bk5201 Pg569                           T18N R20W Secs 4, 9            9/3/2004 20
Nellie May 39     *AMC362679       Bk5201 Pg571                           T18N R20W Secs 3, 10          9/3/2004 16.3
Arataba #1        * AMC362672       Bk5201 Pg573                            T18N R20W Secs 9, 10          9/3/2004 20
Arataba #2         *AMC362673       Bk5201 Pg575                            T18N R20W Secs 10, 15        9/3/2004 20
Arataba #3         *AMC362674       Bk5201 Pg577                            T18N R20W Secs 10, 15        9/3/2004 20

*unpatented lode claim
**unpatented placer claim

Exhibit B
Sellers

Name and Address                                   Number of Shares of Common Stock
Anaconda Exploration, LLC*                                                                            5,000,000
9212 Empire Rock Street
Las Vegas, NV 89143

Big John Gold Mines, LLC*                                                                             5,000,000
9212 Empire Rock Street
Las Vegas, NV 89143

Belle Rose S.A.                                                                                             15,000,000
Suite 789
33 Harbour Bay Shopping Plaza
Nassau
New Providence
BAHAMAS

*Denotes Claimholder